Exhibit 10.19

SECOND AMENDMENT TO THE
US AIRWAYS, INC.
SUPPLEMENTAL EXECUTIVE DEFINED CONTRIBUTION PLAN

     WHEREAS, US Airways, Inc. (the "Company") maintains the US Airways, Inc. Supplemental Executive Defined Contribution Plan (the "Plan"); and

     WHEREAS, Article 7 of the Plan provides that the Company may amend the Plan from time to time, subject to the limitations set forth therein; and

     WHEREAS, the Company desires to amend the Plan in order to reflect the Agreements (as defined below).

     NOW, THEREFORE, the Plan is hereby amended effective December 29, 2000 as follows:

     1.  Section 2.1 of the Plan is hereby amended by adding the following new definition after the definition of "Administrator" therein:

     " 'Agreement' means the Agreement, if any, entered into effective as of December 29, 2000, among the Company, US Airways Group, Inc. and the applicable Participant."

     2.  Sections 6.1 and 6.2 of the Plan are each hereby amended by adding the following new sentence at the end thereof:

     "Notwithstanding anything in the Plan to the contrary, immediately prior to the distribution of the Participant's Account, the Participant's Account shall be reduced (but not below zero) by the amount, if any, of the SEDC Amount, as defined in the Agreement."

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, effective as of December 29, 2000.

US AIRWAYS, INC.

By: /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Senior Vice President
Human Resources